UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2012 (October 5, 2012)

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	1-16725 (Commission File Number)	42-1520346 (IRS Employer Identification No.)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(Zip Code)

(515) 247-5111

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Contract

On October 5, 2012, Principal Financial Services, Inc., a Delaware corporation (“Principal”) and a wholly owned subsidiary of Principal Financial Group, Inc. (the “Company”), entered into a Sale and Purchase Promise Agreement (the “Agreement”) with Empresas Penta S.A., a Chilean private corporation (“PENTA”), and Inversiones Banpenta Limitada, a Chilean limited liability company (“BANPENTA” and, together with PENTA, the “Sellers”).  Pursuant to the Agreement, and subject to the conditions set forth therein, (i) Principal has agreed to launch a tender offer (the “Offer”) for up to 100% of the common voting shares (“shares”) of Administradora de Fondos de Pensiones Cuprum S.A., a Chilean public corporation (“Cuprum”), and (ii) the Sellers have agreed to tender all of the shares of Cuprum owned by the Sellers, representing approximately 63.44% of Cuprum’s total outstanding shares, into such offer for an aggregate price to be paid to the Sellers equal to UF 20.0 million (US$957.9 million) (the “Price”), subject to adjustment as described below.  The price per share to be paid pursuant to the Offer will be equal to the Price divided by the number of outstanding Cuprum shares owned by the Sellers.  If 100% of the outstanding Cuprum shares are tendered into the Offer, the total price to be paid by Principal will be UF 31.6 million (US$1,510.0 million).  The Price is subject to adjustment based on Cuprum’s debt outstanding at the end of the month preceding the launch of the Offer.  In addition, as further described below, the Price will be increased if certain closing conditions are not satisfied by January 13, 2013.

Cuprum, a leading pension manager in Chile, has approximately US$32.13 billion of assets under management.  Cuprum products include mandatory employee-funded pension plans (AFP), voluntary pension products (APV), and other long-term savings products.

Each of Principal and the Sellers has made customary representations and warranties and has agreed to customary covenants in the Agreement.  The closing of the Offer is subject to (i) the absence of a judicial resolution issued by a competent court or government authority that prohibits the closing from occurring (such condition, the “Governmental Resolution Condition”), (ii) receipt of the approval of the Chilean regulatory agency for pension funds (Superintendencia de Pensiones) (the “SP Approval”) and (iii) other customary conditions to closing, including the granting of an irrevocable commercial power of attorney by the Sellers, pursuant to which each of the Sellers will agree to accept the Offer with respect to its shares of Cuprum.  The obligations of Principal to consummate the Offer are not subject to the availability of financing.

If the Governmental Resolution Condition is not met or the SP Approval is not obtained on or before January 13, 2013, from January 14, 2013 to the later of the date on which the Governmental Resolution Condition is met and the SP Approval is obtained, the Price will be increased by UF 4,400 per day.

If the SP Approval is not obtained within 180 days following the date of the Agreement and all other conditions precedent have been met, either Principal or the Sellers may terminate the Agreement, in which case Principal will be required to pay to the Sellers a termination fee in the amount of (i) 10% of the Price if the agreement is terminated by Principal and (ii) 7% of the Price if the Agreement is terminated by either Seller, provided that the term of 180 days referred to above shall be suspended (but not beyond 270 days following the date of the Agreement), for any period during which the Governmental Resolution Condition does not exist.

If (i) the SP Approval is not obtained as a consequence of the breach by Principal of its obligations under the Agreement; (ii) Principal fails to publish the notice of commencement of the Offer in at least two Chilean newspapers with national circulation, informing of the commencement of the Offer’s effect, as provided under Chilean securities law; or (iii) in case of a successful Offer, Principal (A) does not publish the notice of the result of the Offer required under Chilean securities law or fully and promptly comply with any of the requirements of the Offer, or (B) does not pay the Sellers the Price on the date of closing, then Principal will be required to pay to the Sellers a fee in the amount of 15% of the Price.  Such fee does not constitute liquidated damages and Sellers will continue to be able to seek specific performance to enforce the terms of the Agreement notwithstanding the payment of such fee.

Principal and the Sellers have agreed to indemnify each other for losses arising from breaches of the representations, warranties and covenants of the Agreement, subject to specified limitations.

For convenience, certain amounts in this report have been translated from Chilean UF into U.S. dollars using an exchange rate of UF 1.00 to US$47.85, based on the Chilean UF/Chilean Peso exchange rate as reported by the Central Bank of Chile and the Chilean Peso/U.S. dollar exchange rate as reported by International Data Corporation, each on October 5, 2012.

Item 7.01 Regulation FD Disclosure

A copy of the Company’s press release issued on October 8, 2012 (the “Press Release”) announcing the entry into the Agreement is furnished as Exhibit 99.1 hereto.  A copy of the Company’s slides presented at the Company’s October 8, 2012 investor call relating to the Agreement is furnished as Exhibit 99.2 hereto.  The Press Release and the slide presentation are furnished and not filed pursuant to Instruction B.2 of Form 8-K.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management’s beliefs, expectations, goals and opinions. The Company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the Company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2011, and in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2012, filed by the Company with the Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the Company’s ability to meet liquidity needs, access to capital and cost of capital; continued difficult conditions in the global capital markets and the economy generally; continued volatility or further declines in the equity markets; changes in interest rates or credit spreads; the Company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the Company’s valuation of securities may include methodologies, estimations and assumptions that are subject to differing interpretations; the determination of the amount of allowances and impairments taken on the Company’s investments requires estimations and assumptions that are subject to differing interpretations; gross unrealized losses may be realized or result in future impairments; competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; a downgrade in the Company’s financial strength or credit ratings; inability to attract and retain sales representatives and develop new distribution sources; international business risks; the Company’s actual experience could differ significantly from its pricing and reserving assumptions; the Company’s ability to pay stockholder dividends and meet its obligations may be constrained by the limitations on dividends or distributions Iowa insurance laws impose on Principal Life; the pattern of amortizing the Company’s DPAC and other actuarial balances on its universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change; the Company may need to fund deficiencies in its “Closed Block” assets that support participating ordinary life insurance policies that had a dividend scale in force at the time of Principal Life’s 1998 conversion into a stock life insurance Company; the Company’s reinsurers could default on their obligations or increase their rates; risks arising from the Company’s ability to obtain regulatory approval and consummate the acquisition of Cuprum and from other acquisitions of businesses; changes in laws, regulations or accounting standards; a computer system failure or security breach could disrupt the Company’s business, and damage its reputation; results of litigation and regulatory investigations; from time to time the Company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; fluctuations in foreign currency exchange rates; and applicable laws and the Company’s stockholder rights plan, certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests.

Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Description
99.1	Press Release, dated October 8, 2012
99.2	Slide presentation, presented by the Company at its investor call on October 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Principal Financial Group, Inc.

	By:	/s/ Joyce N. Hoffman
	Name:	Joyce N. Hoffman
	Title:	Senior Vice President and Corporate Secretary

Date: October 9, 2012

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated October 8, 2012
99.2	Slide presentation, presented by the Company at its investor call on October 8, 2012